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              CONSENT AND SECOND AMENDMENT TO AMENDED AND RESTATED
                        REVOLVING AND TERM LOAN AGREEMENT


          This CONSENT AND SECOND AMENDMENT TO AMENDED AND RESTATED REVOLVING AND TERM LOAN AGREEMENT (this "Amendment") dated effective as of December 31, 1994 by and among Weatherford International Incorporated, a corporation organized under the laws of Delaware ("WII"), Weatherford U.S., Inc., a corporation organized under the laws of Delaware ("WUSI"), and Weatherford/ Lamb, Inc., a corporation organized under the laws of Delaware ("WLI") (collectively, the "Borrowers" and individually a "Borrower"), the financial institutions listed on the signature pages hereof (collectively, the "Banks" and individually, a "Bank"), Credit Lyonnais New York Branch ("CL") in its capacity as administrative agent (the "Administrative Agent") for the Banks hereunder, Texas Commerce Bank National Association ("TCB") in its capacity as syndication and collateral agent (the "Collateral Agent") for the Banks hereunder, and Arab Banking Corporation (B.S.C.) ("ABC") in its capacity as a co-agent (the "Co-Agent") for the Banks hereunder, (together with the Administrative Agent and the Collateral Agent, being hereinafter collectively referred to as the "Agents" and each individually in its capacity as an agent, an "Agent").

                             PRELIMINARY STATEMENTS:

          (1) WII, the Borrowers, the Agents and the Banks have entered into an Amended and Restated Revolving and Term Loan Agreement dated as of April 15, 1994 (as the same may be hereafter amended from time to time, the "Loan Agreement"; the terms defined therein being used herein as therein defined unless otherwise defined herein).

          (2) Pursuant to the terms and conditions hereof, WII, the Borrowers, the Agents and the Banks have agreed to amend the Loan Agreement to revise the definition of "Consolidated Capital Expenditures".

          SECTION 1. AMENDMENT TO LOAN AGREEMENT. Schedule 1 to the Loan Agreement is, effective as of the date hereof, hereby amended by amending the definition of "Consolidated Capital Expenditures" in its entirety to read as follows:

          "CONSOLIDATED CAPITAL EXPENDITURES" Shall mean for any period, as to WII and all of its Subsidiaries, all capital expenditures made during such period, as determined in accordance with GAAP (including, in any event, all acquisitions and all Investments of the type described in Sections 10.4(c) and 10.4(l)); PROVIDED, HOWEVER, (i) that for purposes of calculating compliance with Sections 10.1(d) and 10.1(e) hereof, "Consolidated Capital

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          Expenditures" shall not include (A) the Acquisitions or (B) any capital expenditures of WII and its Subsidiaries incurred prior to the Closing Date in connection with the Prior Acquisitions or (C) any Investment or acquisition made on or after the Closing Date of the type described by Section 10.4(l) or Section 10.6(e) (as the case may be) but in excess of the amount of Investment or acquisition permitted by Section 10.4(l) or Section 10.6(e) (as the case may be), to which the Majority Banks shall give their prior written consent (by way of illustration of subsection (i)(C) of this definition, the full amount of a $15,000,000 Investment of the type described by Section 10.4(l), to which the Majority Banks have given their prior written consent, would be completely excluded for the purposes of calculating compliance with Section 10.1(d) or 10.1(e) hereof); and (ii) that for purposes of calculating compliance with Section 10.1(d) hereof, "Consolidated Capital Expenditures" shall include only those non-discretionary capital expenditures incurred (A) to permit compliance with Law and (B) in connection with necessary repairs, renewals and replacements to Property.

          SECTION 2. CERTAIN CONSENTS OF THE AGENTS AND THE BANKS. Notwithstanding the prohibitions contained in Sections 10.5 and 10.6 and the second sentence of Section 9.8 of the Loan Agreement, each of the Agents and the Banks, by its execution and delivery of this Amendment, provides its written consent to the transactions that are described below; PROVIDED, THAT, no Default or Event of Default which may arise from any such transaction due to a violation of any other provision of the Loan Agreement is hereby waived:

          (a) The merger of W/Management, Inc., an Immaterial Subsidiary, into WUSI.

          (b) The merger of European Material Inspection (EMI) B.V., an Immaterial Subsidiary, into Weatherford Oil Tool Nederland B.V., a Borrowing Subsidiary.

          (c) The transfer by Weatherford Eurasia B.V., a Material Subsidiary, of the capital stock of EMI-Elettro Magnetica Ispezioni Italia S.r.l., an Immaterial Subsidiary ("EMI-Italy"), to Weatherford Mediterranea S.p.A., a Borrowing Subsidiary ("WEMESPA").

          (d)  The merger of EMI-Italy into WEMESPA.

          SECTION 3. CONDITIONS OF EFFECTIVENESS. This Amendment shall become effective when, and only when the Administrative Agent shall have received counterparts of this Amendment executed by the parties hereto.

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   SECTION 4. REPRESENTATIONS AND WARRANTIES OF WII AND THE BORROWERS. WII
and the Borrowers hereby represent and warrant as follows:

  (a) The representations and warranties contained in the Loan Documents are true and accurate in all material respects on and as of the date hereof as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date).

  (b) No Default or Event of Default has occurred and is continuing as of the date hereof, after giving effect hereto.

  SECTION 5. REFERENCE TO AND EFFECT ON THE LOAN DOCUMENTS. (a) Upon the effectiveness hereof, on and after the date hereof each reference in the Loan Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Loan Agreement, and each reference in the other Loan Documents to "the Loan Agreement", "thereunder", "thereof" or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as amended hereby. This Amendment is a "Loan Document."

  (b) Except as specifically amended above, the Loan Agreement and the Notes, and all other Loan Documents, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Security Documents and the Collateral described therein do and shall continue to secure the payment of all obligations of the Borrowers under the Loan Agreement, the Notes and the other Loan Documents, in each case as amended hereby.

  (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Agents or the Banks under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

  SECTION 6. COSTS AND EXPENSES. WII and the Borrowers agree to pay the costs and expenses incurred in connection herewith pursuant to Section 13.3 of the Loan Agreement.

  SECTION 7. EXECUTION IN COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

  SECTION 8. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

  SECTION 9. FINAL AGREEMENT. THE LOAN DOCUMENTS, THIS WRITTEN AMENDMENT AND THE OTHER WRITTEN AGREEMENTS ENTERED INTO

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IN CONNECTION THEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND
MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS
BETWEEN THE PARTIES.

  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                       WEATHERFORD INTERNATIONAL
                                        INCORPORATED


                                       By: ________________________________
                                       Name: ______________________________
                                       Title: _____________________________


                                       WEATHERFORD U.S., INC.


                                       By: ________________________________
                                       Name: ______________________________
                                       Title: _____________________________


                                       WEATHERFORD/LAMB, INC.



                                       By: ________________________________
                                       Name: ______________________________
                                       Title: _____________________________


                                       CREDIT LYONNAIS NEW YORK BRANCH,
                                        as a Bank and as Administrative Agent


                                       By: ________________________________
                                       Name: ______________________________
                                       Title: _____________________________

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                                       TEXAS COMMERCE BANK NATIONAL
                                        ASSOCIATION, as a Bank and as
                                        Syndication and Collateral Agent


                                       By: ________________________________
                                       Name: ______________________________
                                       Title: _____________________________



                                       ARAB BANKING CORPORATION (B.S.C.),
                                        as a Bank and as a Co-Agent


                                       By: ________________________________
                                       Name: ______________________________
                                       Title: _____________________________



                                       BANK OF SCOTLAND


                                       By: ________________________________
                                       Name: ______________________________
                                       Title: _____________________________

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                                       CORESTATES BANK, N.A.


                                       By: ________________________________
                                       Name: ______________________________
                                       Title: _____________________________



                                       FIRST INTERSTATE BANK OF TEXAS, N.A.


                                       By: ________________________________
                                       Name: ______________________________
                                       Title: _____________________________



                                       WELLS FARGO BANK


                                       By: ________________________________
                                       Name: ______________________________
                                       Title: _____________________________



                                       UNION BANK


                                       By: ________________________________
                                       Name: ______________________________
                                       Title: _____________________________

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                                       DEN NORSKE BANK AS


                                       By: ________________________________
                                       Name: ______________________________
                                       Title: _____________________________



                                       By: ________________________________
                                       Name: ______________________________
                                       Title: _____________________________


                                       BANQUE PARIBAS


                                       By: ________________________________
                                       Name: ______________________________
                                       Title: _____________________________



                                       By: ________________________________
                                       Name: ______________________________
                                       Title: _____________________________






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